EXHIBIT 99.1
PRESS RELEASE

Cisco Systems Completes Acquisition of Okena, Inc.

SAN JOSE, Calif.—(BUSINESS WIRE)—April 11, 2003—Cisco Systems, Inc., today announced it has completed the acquisition of privately-held Okena, Inc. of Waltham, Mass. Okena’s next-generation network security software enhances threat protection for desktop and server computing systems, also known as “endpoints,” by identifying and preventing malicious behavior before it causes harm. With the addition of Okena’s endpoint security software, Cisco will offer its customers the most comprehensive network security threat protection portfolios for securing large corporate networks. The acquisition of Okena enhances Cisco’s leadership in the rapidly growing networking security market.

About Cisco Systems

Cisco Systems, Inc. (Nasdaq:CSCO — News) is the worldwide leader in networking for the Internet. News and information are available at www.cisco.com.

Cisco, Cisco Systems, and the Cisco Systems logo are registered trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.

Contact:

Cisco Systems, Inc. Jim Brady, 408/853-3168 (Press) jambrady@cisco.com

Amy Hughes, 408/525-8471 (Press) amhughes@cisco.com

Blair Christie, 408/525-4856 (Investor Relations) blchrist@cisco.com